Exhibit 99.1

Surrozen Debuts as Publicly Traded Leader in Wnt Biology and Tissue Regeneration

August 11, 2021

Common stock and warrants to commence trading on Nasdaq on August 12, 2021 under the ticker symbols SRZN and SRZNW

SOUTH SAN FRANCISCO, Calif., Aug. 11, 2021 (GLOBE NEWSWIRE) — Surrozen, Inc. (“Surrozen”), a company pioneering targeted therapeutics that selectively activate the Wnt pathway for tissue repair and regeneration, today announced the completion of its business combination with Consonance-HFW Acquisition Corp. (“Consonance-HFW”), a special purpose acquisition company (“SPAC”) sponsored by entities affiliated with Consonance Capital Management. The resulting combined company will commence trading its shares on Nasdaq under the ticker symbol “SRZN” and its warrants under the ticker symbol “SRZNW” on August 12, 2021.

The shareholders of Consonance-HFW approved the transaction at an extraordinary general meeting held on August 10, 2021, and the transaction was previously approved by Surrozen’s stockholders. Surrozen’s management team, led by President and Chief Executive Officer, Craig Parker, will continue to lead the combined company.

Craig Parker, President and Chief Executive of Officer of Surrozen, commented, “We have long known the importance of the Wnt pathway as the body’s own mechanism for tissue repair but harnessing its promise for therapeutic applications remained out of reach for drug developers until recently. We believe Surrozen has the potential to unlock the promise of the Wnt pathway and transform treatment of multiple serious diseases.” He further commented, “The capital raised from the successful completion of this transaction, along with our strategy to accelerate the development of our innovative programs, will help us bring this vision to life.”

Gad Soffer, Chief Executive Officer of Consonance-HFW, commented, “We are proud to partner with Surrozen in hopes of providing breakthrough therapies in areas of high unmet need.” He added, “By combining experienced industry leaders with an innovative approach to harness the therapeutic potential of the Wnt pathway, we believe Surrozen is well positioned in its efforts to transform treatments for serious diseases.”

About this Transaction

On April 15th, 2021, Surrozen, a privately held biotechnology company, entered into a definitive business combination agreement with Consonance-HFW, a special purpose acquisition company (SPAC) that was created for the purpose of entering into a business combination with a selected life sciences company.

The description of the business combination contained herein is only a high-level summary and is qualified in its entirety by reference to the underlying documents filed with the U.S. Securities and Exchange Commission. A more detailed description of the terms of the transaction has been provided in a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission by Consonance-HFW.

Transaction Advisors

J.P. Morgan Securities LLC is acting as financial advisor to Consonance-HFW in connection with the business combination, and J.P. Morgan Securities LLC and BofA Securities are acting as placement agents on behalf of Consonance-HFW. Guggenheim Securities, LLC is acting as financial advisor and capital markets advisor to Surrozen, and Stifel, Nicolaus & Company, Incorporated is acting as capital markets advisor to Surrozen in the transaction. Goodwin Procter LLP is acting as legal counsel to Consonance-HFW, Cooley LLP is acting as legal counsel to Surrozen and Wilson Sonsini Goodrich & Rosati, P.C. is acting as legal counsel to the placement agents.

About Consonance-HFW Acquisition Corp.

Consonance-HFW Acquisition Corp. is a recently incorporated blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. It is led by Chairman Mitchell Blutt, M.D., Chief Executive Officer Gad Soffer, Chief Financial Officer Kevin Livingston and VP Business Development Joshua House.

About Consonance Capital Management

Consonance Capital Management was founded in 2007 with approximately $50 million of assets under management by Mitchell Blutt, Benny Soffer and Kevin Livingston. As of March 31, 2021, the fund has grown to approximately $1 billion in assets under management and focuses on equity investments in life sciences companies, with an emphasis on small and mid-cap life sciences companies.

About Surrozen

Surrozen is a biotechnology company discovering and developing drug candidates to selectively modulate the Wnt pathway. Surrozen is developing tissue-specific antibodies designed to engage the body’s existing biological repair mechanisms with potential application across multiple disease areas, including diseases of the intestine, liver, retina, cornea, lung, kidney, cochlea, skin, pancreas and central nervous system. For more information, please visit www.surrozen.com.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan, “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward looking statements are subject to a number of risks and uncertainties, including, among others, those included under the header “Risk Factors” in the registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission by Consonance-HFW, and those risks and uncertainties included under the header “Risk Factors” in the final prospectus of Consonance-HFW related to its initial public offering and in its Annual Report. The forward- looking statements in this press release represent our views as of the date of this press release. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. CONSONANCE-HFW AND SURROZEN DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS REPORT OR OTHERWISE. Furthermore, if any forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Surrozen Contact Information

171 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080

Tel.: (650) 475-2820

Email: info@surrozen.com

Media Contact

Surabhi Verma

CanaleComm

Tel.: (848) 250-0266

Email: surabhi.verma@canalecomm.com

Investor Contact

Email: investorinfo@surrozen.com